POWER OF ATTORNEY FOR

U.S. SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

Each of the undersigned Trustees and Officers of LITMAN GREGORY FUNDS TRUST (the “Trust”) hereby appoints JOHN M. COUGHLAN, JEREMY L. DEGROOT, STEPHEN M. SAVAGE and JEFFREY K. SEELEY (with full power to each of them to act alone), his or her attorney-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Each undersigned Trustee and Officer hereby executes this Power of Attorney in counterparts as of this 26th day of May, 2021.

[Signature page follows]

By:	/s/ Julie Allecta
Name/Title: Julie Allecta, Trustee

By:	/s/ Thomas W. Bird
Name/Title: Thomas W. Bird, Trustee

By:	/s/ Jennifer M. Borggaard
Name/Title: Jennifer M. Borggaard, Trustee

By:	/s/ John M. Coughlan
Name/Title: John M. Coughlan, Treasurer

By:	/s/ Jeremy L. DeGroot
Name/Title: Jeremy L. DeGroot, President and Trustee

By:	/s/ Jonathan W. DePriest
Name/Title: Jonathan W. DePriest, Trustee

By:	/s/ Frederick A. Eigenbrod
Name/Title: Frederick A. Eigenbrod, Jr., Trustee

By:	/s/ Stephen M. Savage
Name/Title: Stephen M. Savage, Secretary

By:	/s/ Jeffrey K. Seeley
Name/Title: Jeffrey K. Seeley, Trustee

By:	/s/ Harold M. Shefrin
Name/Title: Harold M. Shefrin, Trustee

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